Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 29, 2022, with respect to the consolidated financial statements of ReneSola Ltd (now known as Emeren Group Ltd) for the year ended December 31, 2021, included in the Annual Report of Emeren Group Ltd on Form 20-F for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statements of ReneSola Ltd. on Forms S-8 (File Nos. 333-261933, 333-260373, 333-153647 and 333-175479).

/s/ Grant Thornton Zhitong Certified Public Accountants LLP
Shanghai, People’s Republic of China
May 16, 2023